Exhibit 99.1
Avantor® Reports Third Quarter 2020 Results and Announces Time Change for Earnings Call
Business Highlights
•Revenue of $1.605 billion, increasing 6.7%; organic growth of 5.4%
•Net loss of $42.2 million; Adjusted EBITDA $285.6 million, expansion of 112 basis points
•Diluted GAAP loss per share of $0.10; adjusted EPS $0.24, increase of 63.4%
•YTD Operating Cash Flow $623.8 million, increase of 133.6%; YTD Free Cash Flow $582.4 million, increase of 156%
•Adjusted net leverage of 4.2x from 4.6x at December 31, 2019
RADNOR, Pa., October 27, 2020 – Avantor, Inc. (NYSE: AVTR), a leading global provider of mission-critical products and services to customers in the life sciences, advanced technologies and applied materials industries, today reported financial results for the third quarter ended September 30, 2020. To accommodate debt refinancing, the Company will now hold the earnings call before the market opens on Wednesday, October 28, 2020, at 8:30 a.m. EDT.
“Our third quarter results are another testament to the resiliency of our integrated business model and our team’s ability to execute in a challenging environment,” said Michael Stubblefield, President and Chief Executive Officer at Avantor. “We achieved significant improvement in the growth of our base business, delivered strong margin expansion and generated significant free cash flow.”
“We continue to provide innovation and new workflow solutions to support our customers' mission-critical activities. During the third quarter we launched multiple new products and initiated investments to scale our manufacturing capacity to better meet the growing needs of the biopharma industry. We remain focused on collaborating with our customers around the world to advance testing, vaccine and therapy development to address the ongoing COVID-19 pandemic,” Stubblefield concluded.

Third Quarter 2020
For the three months ended September 30, 2020, net sales were $1.605 billion, an increase of 6.7% compared to the third quarter of 2019. Foreign currency translation had a positive impact of approximately 1.3% resulting in organic sales growth of 5.4%. Net loss of $42.2 million was adversely impacted by a $226.4 million loss on the extinguishment of debt in the quarter as compared to net income of $22.1 million in the comparable prior period. Adjusted EBITDA increased approximately 14% to $285.6 million, representing Adjusted EBITDA margin expansion of 112 basis points. Excluding foreign exchange translation impact, Adjusted EBITDA increased approximately 12%.
Diluted GAAP loss per share was $0.10 impacted from the extinguishment of debt, as compared to diluted GAAP EPS of $0.01 for the comparable prior period of 2019, while adjusted EPS increased approximately 63% to $0.24.
Year-to-Date 2020
For the nine months ended September 30, 2020, net sales were $4.60 billion, an increase of approximately 2% compared to the comparable period of 2019. Foreign currency translation had no material impact resulting in organic sales growth of approximately 2%. Net income increased to $65.0 million from a net loss of $32.8 million in the comparable period of 2019. Adjusted EBITDA increased approximately 7% to $821.7 million, representing Adjusted EBITDA margin expansion of 85 basis points.
Diluted GAAP EPS was $0.03 compared to a diluted GAAP loss per share of $1.13 for the comparable prior period of 2019, while adjusted EPS increased approximately 53% to $0.60.
Cash Flow
Year-to-date 2020 cash performance was strong as the Company generated $623.8 million of operating cash flow, a 133.6% increase, as compared to $267.0 in the comparable period of 2019 and $582.4 million of free cash flow, a 156% increase, as compared to $227.5 million in the comparable period of 2019.
At September 30, 2020, adjusted net leverage was 4.2x.
Third Quarter 2020 - Segment Results

Management uses Adjusted EBITDA to measure and evaluate the internal operating performance of the Company’s business segments. Adjusted EBITDA is also our segment reporting profitability measure under generally accepted accounting principles.
Americas
•Net sales were $950.5 million, a reported increase of 3.5%, as compared to $918.2 million in the third quarter of 2019. Organic sales increased 4.0%.

•Adjusted EBITDA margin increased 152 basis points to 21.4%, as compared to 19.9% in the third quarter of 2019.
Europe
•Net sales were $562.1 million, a reported increase of 12.2%, as compared to $501.1 million in the third quarter of 2019. Organic sales increased 7.2%.
•Adjusted EBITDA margin increased 73 basis points to 17.5%, as compared to 16.8% in the third quarter of 2019.
AMEA
•Net sales were $92.4 million, a reported increase of 9.3%, as compared to $84.5 million in the third quarter of 2019. Organic sales increased 9.4%.
•Adjusted EBITDA margin increased 380 basis points to 22.7%, as compared to 18.9% in the third quarter of 2019.
Year-to-Date 2020 - Segment Results
Americas

•Net sales were $2.71 billion, a reported increase of 0.2%, as compared to $2.70 billion in the nine-month period of 2019. Organic sales increased 0.8%.
•Adjusted EBITDA margin increased 173 basis points to 21.8%, as compared to 20.1% in the nine-month period of 2019.
Europe

•Net sales were $1.63 billion, a reported increase of 4.2%, as compared to $1.56 billion in the nine-month period of 2019. Organic sales increased 4.5%.
•Adjusted EBITDA margin increased 76 basis points to 17.1%, as compared to 16.3% in the nine-month period of 2019.
AMEA

•Net sales were $268.5 million, a reported increase of 5.9%, as compared to $253.5 million in the nine-month period of 2019. Organic sales increased 7.9%.
•Adjusted EBITDA margin increased 88 basis points to 21.2%, as compared to 20.3% in the nine-month period of 2019.

Conference Call
Avantor will host a conference call to discuss its results on October 28, at 8:30 a.m. EDT. To hear the live webcast, please see the Investors section of the Company’s website at www.avantorsciences.com. Or you may listen to the call by dialing (866) 211-4132 (domestic) or (647) 689-6615 (international) and use the conference code 3557106. Prior to the webcast, a presentation relating to the earnings call will be available on the Company’s website.
Following the live webcast, an audio archive of the webcast and the slide presentation will be available under https://ir.avantorsciences.com/investors/news-and-events/events/default.aspx.
About Avantor
Avantor®, a Fortune 500 company, is a leading global provider of mission-critical products and services to customers in the biopharma, healthcare, education & government, and advanced technologies & applied materials industries. Our portfolio is used in virtually every stage of the most important research, development and production activities in the industries we serve. One of our greatest strengths comes from having a global infrastructure that is strategically located to support the needs of our customers. Our global footprint enables us to serve more than 225,000 customer locations and gives us extensive access to research laboratories and scientists in more than 180 countries. We set science in motion to create a better world. For more information, please visit www.avantorsciences.com.
Use of non-GAAP Financial Measures
To evaluate our performance, we monitor a number of key indicators. As appropriate, we supplement our results of operations determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measurements that we believe are useful to investors, creditors and others in assessing our performance. These measures should not be considered in isolation or as a substitute for reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly-titled measures reported by other companies. Rather, these measures should be considered as an additional way of viewing aspects of our operations that provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements included in reports filed with the SEC in their entirety and not rely solely on any one, single financial measurement or communication.
The non-GAAP financial measures used in this press release are organic sales, Adjusted EBITDA, adjusted net income, adjusted EPS, adjusted net leverage, free cash flow and unlevered free cash flow.
•Organic sales eliminate from our reported net sales the impacts of earnings from any acquired or disposed businesses and changes in foreign currency exchange rates. We believe that this measurement is useful to investors as a way to measure and evaluate our underlying commercial operating performance consistently across our segments and the periods presented. This measurement is used by our management for the same reason.

•Adjusted EBITDA is used by investors to measure and evaluate our operating performance exclusive of interest expense, income tax expense, depreciation, amortization and certain other adjustments. We believe that this measurement is useful to investors as a way to analyze the underlying trends in our core business consistently across the periods presented. This measurement is used by our management for the same reason.
•Adjusted EPS is our diluted earnings per share adjusted to normalize the number of shares outstanding for our position immediately after our initial public offering and to exclude amortization and various other items on an after-tax basis. The normalization of shares reflects for all periods (i) the total number of shares of common stock outstanding following our initial public offering, as well as (ii) the dilutive effect of the assumed exercise or conversion of instruments following our initial public offering (including our 6.250% Series A mandatory convertible preferred stock assuming the lowest rate of conversion into common stock). We believe that this measurement is useful to investors as an additional way to analyze the underlying trends in our business consistently across the periods presented. This measurement is used by our management for the same reason.
•Adjusted net leverage is equal to our gross debt, reduced by our cash and cash equivalents, divided by our trailing 12-month Adjusted EBITDA (excluding stock-based compensation expense and including the run-rate effect of synergies). We believe that this measurement is useful to investors as a way to evaluate and measure the Company’s capital allocation strategies and the underlying trends in the business. This measurement is used by our management for the same reason.
•Free cash flow and unlevered free cash flow are equal to our cash flow from operating activities, excluding capital expenditures and, in the case of unlevered free cash flow, excluding our cash interest net of tax. We believe that these measurements are useful to investors as they provide a view on the Company’s ability to generate cash for use in financing or other investment activities. These measurements are used by management for the same reason.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Forward-Looking and Cautionary Statements
This press release contains forward-looking statements. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning.
Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct. Factors that could contribute to these risks, uncertainties and assumptions include, but are not limited to, the factors described in “Risk Factors” in our most recent Annual Report on Form 10-K, our Form 10-Q for the first and second quarters of 2020, and our Form 10-Q for the quarter ended September 30, 2020 that will be filed later today, as such risk factors may be updated from time to time in our periodic filings with the SEC.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this press release. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated statements of operations

(in millions, except per share data)	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Net sales	$1,605.0	$1,503.8	$4,602.7	$4,516.3
Cost of sales	1,098.6	1,029.8	3,103.8	3,076.0
Gross profit	506.4	474.0	1,498.9	1,440.3
Selling, general and administrative expenses	329.2	330.8	996.7	1,040.4
Operating income	177.2	143.2	502.2	399.9
Interest expense	(65.2)	(98.3)	(251.8)	(342.0)
Loss on extinguishment of debt	(226.4)	—	(226.4)	(70.2)
Other income (expense), net	6.6	(7.6)	11.6	2.9
(Loss) income before income taxes	(107.8)	37.3	35.6	(9.4)
Income tax benefit (expense)	65.6	(15.2)	29.4	(23.4)
Net (loss) income	(42.2)	22.1	65.0	(32.8)
Accumulation of yield on preferred stock	(16.1)	(16.4)	(48.4)	(136.4)
Accretion of make whole premium on series A preferred stock	—	—	—	(220.4)
Net (loss) income available to common stockholders	$(58.3)	$5.7	$16.6	$(389.6)

(Loss) earnings per share:
Basic	$(0.10)	$0.01	$0.03	$(1.13)
Diluted	$(0.10)	$0.01	$0.03	$(1.13)
Weighted average shares outstanding:
Basic	577.2	570.0	575.5	343.7
Diluted	577.2	580.7	582.5	343.7

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated balance sheets

(in millions)	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$370.5	$186.7
Accounts receivable, net	1,036.9	988.8
Inventory	729.8	711.2
Other current assets	159.6	134.8
Total current assets	2,296.8	2,021.5
Property, plant and equipment, net	552.5	557.0
Other intangible assets, net	4,041.7	4,220.2
Goodwill	2,808.8	2,769.4
Other assets	238.6	205.2
Total assets	$9,938.4	$9,773.3
Liabilities and stockholders' equity
Current liabilities:
Current portion of debt	$14.4	$93.5
Accounts payable	625.3	560.2
Employee-related liabilities	130.4	114.3
Accrued interest	63.5	74.2
Other current liabilities	302.4	232.3
Total current liabilities	1,136.0	1,074.5
Debt, net of current portion	5,056.5	5,023.0
Deferred income tax liabilities	760.7	785.4
Other liabilities	432.9	428.2
Total liabilities	7,386.1	7,311.1
Stockholders’ equity:
Mandatory convertible preferred stock including paid-in capital	1,003.7	1,003.7
Common stock including paid-in capital	1,743.6	1,748.1
Accumulated deficit	(140.3)	(203.7)
Accumulated other comprehensive loss	(54.7)	(85.9)
Total stockholders’ equity	2,552.3	2,462.2
Total liabilities and stockholders' equity	$9,938.4	$9,773.3

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated statements of cash flows

(in millions)	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Net (loss) income	$(42.2)	$22.1	$65.0	$(32.8)
Reconciling adjustments:
Depreciation and amortization	99.1	100.3	293.4	301.6
Stock-based compensation expense	11.4	1.7	31.4	57.4
Non-cash restructuring charges	—	10.0	—	10.0
Provision for accounts receivable and inventory	8.2	6.2	31.5	22.9
Deferred income tax benefit	(68.6)	(7.2)	(90.7)	(67.5)
Amortization of deferred financing costs	5.9	7.2	19.0	26.5
Loss on extinguishment of debt	226.4	—	226.4	70.2
Foreign currency remeasurement (gain) loss	(5.3)	10.4	(1.2)	2.8
Changes in assets and liabilities:
Accounts receivable	(34.5)	(3.8)	(50.6)	(76.9)
Inventory	12.9	(2.9)	(33.5)	(74.1)
Accounts payable	36.7	(11.7)	67.8	11.7
Accrued interest	(10.7)	60.3	(10.7)	58.5
Other assets and liabilities	41.7	10.9	75.3	(36.3)
Other, net	0.5	(5.6)	0.7	(7.0)
Net cash provided by operating activities	281.5	197.9	623.8	267.0
Cash flows from investing activities:
Capital expenditures	(15.3)	(13.1)	(41.4)	(39.5)
Other	(0.6)	2.7	1.1	8.8
Net cash used in investing activities	(15.9)	(10.4)	(40.3)	(30.7)
Cash flows from financing activities:
Debt borrowings	2,001.6	(154.0)	2,001.6	—
Debt repayments	(2,104.0)	(3.4)	(2,171.5)	(1,825.4)
Payments of debt refinancing fees and premiums	(198.0)	—	(198.0)	—
Payments of contingent consideration	—	—	—	(4.6)
Proceeds from issuance of stock, net of issuance costs	—	(0.1)	—	4,235.6
Redemption of series A preferred stock	—	—	—	(2,630.9)
Payments of dividends on preferred stock	(16.1)	(15.1)	(48.4)	(15.1)
Proceeds received from exercise of stock options	0.4	—	13.8	—
Net cash used in financing activities	(316.1)	(172.6)	(402.5)	(240.4)
Effect of currency rate changes on cash	5.7	(5.6)	2.8	(6.7)
Net change in cash and cash equivalents	(44.8)	9.3	183.8	(10.8)
Cash, cash equivalents and restricted cash, beginning of period	417.9	167.6	189.3	187.7
Cash, cash equivalents and restricted cash, end of period	$373.1	$176.9	$373.1	$176.9

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures

(in millions)	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Net (loss) income	$(42.2)	$22.1	$65.0	$(32.8)
Amortization	78.8	77.9	233.4	234.8
Net foreign currency (gain) loss from financing activities	(4.1)	8.2	(4.3)	0.1
Restructuring and severance charges	2.3	13.4	6.7	19.8
VWR transaction, integration and planning expenses	2.1	5.4	7.2	16.8
Loss on extinguishment of debt	226.4	—	226.4	70.2
Other share-based compensation expense (benefit)	0.6	(9.2)	0.6	33.5
Other	1.8	(2.9)	4.3	(7.0)
Income tax benefit applicable to pretax adjustments	(112.3)	(21.1)	(152.8)	(81.8)
Adjusted Net Income	153.4	93.8	386.5	253.6
Interest expense	65.2	98.3	251.8	342.0
Depreciation	20.3	22.4	60.0	66.8
Income tax provision applicable to Adjusted Net Income	46.7	36.3	123.4	105.2
Adjusted EBITDA	$285.6	$250.8	$821.7	$767.6

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Earnings per share

(shares in millions)	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Diluted earnings (loss) per share (GAAP)	$(0.10)	$0.01	$0.03	$(1.13)
Dilutive impact of convertible instruments	0.03	0.02	0.07	1.06
Normalization*	—	—	—	0.02
Fully diluted earnings (loss) per share (non-GAAP)	(0.07)	0.03	0.10	(0.05)
Amortization	0.12	0.12	0.36	0.37
Net foreign currency (gain) loss from financing activities	(0.01)	0.01	(0.01)	—
Restructuring and severance charges	0.01	0.02	0.02	0.03
VWR transaction, integration and planning expenses	0.01	0.01	0.02	0.02
Loss on extinguishment of debt	0.35	—	0.35	0.11
Other share-based compensation expense (benefit)	—	(0.01)	—	0.05
Other	—	—	—	(0.01)
Income tax benefit applicable to pretax adjustments	(0.17)	(0.03)	(0.24)	(0.13)
Adjusted EPS (non-GAAP)	$0.24	$0.15	$0.60	$0.39

Weighted average shares outstanding:
Diluted (GAAP)	577.2	580.7	582.5	343.7
Incremental shares excluded for GAAP	69.8	70.4	62.9	106.2
Normalization*	(4.3)	(8.4)	(2.7)	192.8
Share count for Adjusted EPS (non-GAAP)	642.7	642.7	642.7	642.7

*    Adjusted EPS reflects the share count of 642.7, the proforma fully diluted share count that was determined immediately following our May 2019 initial public offering. That share count assumes the Mandatory Convertible Preferred Stock is converted at the lowest conversion ratio and does not reflect the vesting or exercise of any stock-based awards following the IPO.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Free cash flow and unlevered free cash flow

(in millions)	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$281.5	$197.9	$623.8	$267.0
Capital expenditures	(15.3)	(13.1)	(41.4)	(39.5)
Free cash flow (non-GAAP)	266.2	184.8	582.4	227.5
Cash interest (net of tax)[1]	58.5	22.6	187.7	192.0
Unlevered free cash flow (non-GAAP)	$324.7	$207.4	$770.1	$419.5

1    Cash interest tax-effected using tax rates of 26% for the three and nine months ended September 30, 2020 and 2019.

Net leverage

(dollars in millions)	September 30, 2020
Total debt, gross	$5,155.5
Less cash and cash equivalents	(370.5)
	$4,785.0

Trailing twelve months Adjusted EBITDA	$1,085.3
Trailing twelve months ongoing stock-based compensation expense	38.0
Pro forma adjustment for projected synergies	8.4
	$1,131.7

Net leverage (non-GAAP)	4.2	x

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Net sales

(in millions)			Reconciliation of reported change to organic change
	September 30,		Reported change	Foreign currency impact	Organic
	2020	2019
Three months ended:
Americas	$950.5	$918.2	$32.3	$(4.3)	$36.6
Europe	562.1	501.1	61.0	25.1	35.9
AMEA	92.4	84.5	7.9	(0.1)	8.0
Total	$1,605.0	$1,503.8	$101.2	$20.7	$80.5
Nine months ended:
Americas	$2,707.1	$2,701.0	$6.1	$(14.8)	$20.9
Europe	1,627.1	1,561.8	65.3	(3.5)	68.8
AMEA	268.5	253.5	15.0	(4.9)	19.9
Total	$4,602.7	$4,516.3	$86.4	$(23.2)	$109.6

Adjusted EBITDA

(in millions)	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Americas	$203.6	$182.7	$591.0	$542.8
Europe	98.4	84.0	278.4	255.3
AMEA	20.9	15.9	56.8	51.4
Corporate	(37.3)	(31.8)	(104.5)	(81.9)
Total	$285.6	$250.8	$821.7	$767.6

Media Contact
Allison Hosak
Senior Vice President, Global Communications
Avantor
+1 908-329-7281
Allison.Hosak@Avantorsciences.com
Investor Relations Contact
Tommy J. Thomas, CPA
Vice President, Investor Relations
Avantor
+1 781-375-8051
Tommy.Thomas@Avantorsciences.com